EXHIBIT 10.1

EXCHANGE NOTE SALE AGREEMENT

dated as of July 21, 2021

between

AUTO LEASE FINANCE LLC, as Seller

and

WORLD OMNI AUTO LEASING LLC, as Buyer

Table of Contents

Page

Article I DEFINITIONS	1

Section 1.1	Certain Terms	1
Section 1.2	Other Definitional Provisions	1
Section 1.3	Other Terms	2
Section 1.4	Computation of Time Periods	2

Article II PURCHASE AND CONTRIBUTION	2

Section 2.1	Agreement to Sell and Contribute	2
Section 2.2	Consideration and Payment	2
Section 2.3	Representations, Warranties and Covenants	2
Section 2.4	Protection of Title	9
Section 2.5	Other Adverse Claims or Interests	9

Article III MISCELLANEOUS	10

Schedule I         Perfection Representations, Warranties and Covenants

i

EXCHANGE NOTE SALE AGREEMENT

THIS EXCHANGE NOTE SALE AGREEMENT is made and entered into as of July 21, 2021 (as amended, supplemented or modified from time to time, this “Agreement”) by AUTO LEASE FINANCE LLC, a Delaware limited liability company (the “Seller”), and WORLD OMNI AUTO LEASING LLC, a Delaware limited liability company (the “Buyer”).

WITNESSETH:

WHEREAS, World Omni LT is a Delaware statutory trust (the “Titling Trust”) formed and operated pursuant to that certain Second Amended and Restated Trust Agreement dated as of July 16, 2008 (as amended, modified or supplemented from time to time, the “Titling Trust Agreement”) for the purpose, among other things, of acquiring title to Closed-End Units and issuing Exchange Notes, relating to separate Reference Pools of Closed-End Units within the Closed-End Collateral Specified Interest in the Titling Trust;

WHEREAS, on the date hereof, the Titling Trust has, pursuant to the Exchange Note Supplement 2021-A to the Collateral Agency Agreement (the “Exchange Note Supplement”), issued the Closed-End Exchange Note (the “Exchange Note”) to the Seller as the Initial Beneficiary; and

WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to acquire, the Exchange Note;

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.1         Certain Terms. Terms defined in Appendix A to the Collateral Agency Agreement and in Appendix A to the Indenture, dated as of July 21, 2021 (as amended, supplemented or modified from time to time, the “Indenture”), between World Omni Automobile Lease Securitization Trust 2021-A, a Delaware statutory trust (the “Issuing Entity”), and Wilmington Trust, National Association, as indenture trustee (the “Indenture Trustee”), are, unless otherwise defined herein or unless the context otherwise requires, used herein as defined therein.

Section 1.2          Other Definitional Provisions

(a)         Each term defined in the singular form in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement or any certificate, report or other document made or delivered pursuant hereto, and each term defined in the plural form in shall mean the singular thereof when the singular form of such term is used herein or therein.

(b)          The words “hereof”, “herein”, “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to or of this Agreement unless otherwise specified.

Section 1.3         Other Terms. All accounting terms not specifically defined herein or in Appendix A to the Indenture shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC and not specifically defined herein or in Appendix A to the Indenture are used herein as defined in such Article 9.

Section 1.4         Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

Article II

PURCHASE AND CONTRIBUTION

Section 2.1         Agreement to Sell and Contribute. On the terms and subject to the conditions set forth in this Agreement, on the date hereof, the Seller hereby transfers, assigns, sets over, sells and otherwise conveys to the Buyer, without recourse, except as provided in Section 2.3(c), and the Buyer hereby purchases from the Seller, all of the Seller’s right, title and interest in and to the Exchange Note, including, but not limited to, all Closed-End Collections with respect to the related 2021-A Reference Pool after the Cut-Off Date.

Section 2.2          Consideration and Payment. In consideration of the transfer of the Exchange Note to the Buyer on the Closing Date, the Buyer shall pay to the Seller on the Closing Date, the Exchange Note Purchase Price with respect thereto. If the Exchange Note Purchase Price to be paid for the Exchange Note exceeds the amount of any cash payment for the account of the Seller on such day, such excess shall automatically be considered to have been contributed to the Buyer by the Seller as a capital contribution. As of the Closing Date, the Buyer paid in cash $809,148,276.74 of the Exchange Note Purchase Price.

Section 2.3          Representations, Warranties and Covenants.

(a)          Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Buyer that, as of the date hereof:

(i)         Existence and Power. The Seller is a limited liability company and the Titling Trust is a statutory trust, in each case, duly organized, validly existing and in good standing under the laws of its state of organization, and each of the Seller and the Titling Trust has all power and authority required to carry on its business as it is now conducted. Each of the Seller and the Titling Trust has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would materially and adversely affect the business, properties, financial condition or results of operations of the Seller or the Titling Trust, respectively, taken as a whole.

(ii)         Corporate Authorization and No Contravention. The execution, delivery and performance by each of the Seller and the Titling Trust of each Transaction Document to which it is a party (i) have been duly authorized by all necessary action, (ii) do not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational documents or (C) any agreement, contract, order or other instrument to which it is a party or its property is subject and (iii) will not result in any Adverse Claim on the Exchange Note or give cause for the acceleration of any indebtedness of the Seller or the Titling Trust.

(iii)      No Consent Required. No approval, authorization or other action by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Seller or the Titling Trust of any Transaction Document other than UCC filings and other than approvals and authorizations that have previously been obtained and filings which have previously been made.

(iv)         Binding Effect. Each Transaction Document to which the Seller or the Titling Trust is a party constitutes the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as limited by bankruptcy, insolvency, or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

(v)         Ownership and Transfer of Exchange Note. Immediately preceding its sale of the Exchange Note to the Buyer, the Seller was the owner of the Exchange Note, free and clear of any Adverse Claim, and after such sale of the Exchange Note to the Buyer, the Buyer shall be entitled to all of the rights and benefits of a holder of an Exchange Note under the Collateral Agency Agreement and the Exchange Note Supplement.

(vi)         Applicable Law. Each of the Seller and the Titling Trust is in compliance with all applicable laws, the failure to comply with which would have a material adverse effect.

(vii)        Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened against the Seller before or by any Governmental Authority that (i) question the validity or enforceability of this Agreement or adversely affect the ability of the Seller to perform its obligations hereunder or (ii) individually or in the aggregate would have a material adverse effect. Neither the Seller nor the Titling Trust is in default with respect to any orders of any Governmental Authority, the default under which individually or in the aggregate would have a material adverse effect.

(viii)     Status of Seller. The Seller is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Seller is not subject to regulation as a “holding company”, an “affiliate” of a “holding company”, or a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(ix)        Status of Titling Trust. The Titling Trust is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Titling Trust is not subject to regulation as a “holding company”, an “affiliate” of a “holding company”, or a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

The representations and warranties set forth in this Section 2.3(a) shall speak only as of the date hereof and shall survive the sale of the Exchange Note hereunder.

(b)          Representations and Warranties With Respect to Each Transaction Unit. The Seller hereby represents and warrants to the Buyer with respect to each Transaction Unit on the Closing Date that, as of the Cut-Off Date or the Closing Date, as applicable, (i) each Closed-End Lease included in the 2021-A Reference Pool complies with all requirements of applicable law in all material respects, (ii) that the information relating to each Transaction Unit set forth on Schedule 1 of the Exchange Note Supplement is true and correct in all material respects, and (iii) that as of the Cut-Off Date each Closed-End Lease with respect to a Transaction Unit allocated to the 2021-A Reference Pool was an Eligible Lease. This Section 2.3(b) shall survive the allocation of the Transaction Units to the 2021-A Reference Pool.

(c)          Reallocation Upon Breach of Representations and Warranties. Upon discovery by the Buyer or the Seller of a breach of the representations and warranties set forth in Section 2.3(b) at the time such representations and warranties were made which materially and adversely affects the interests of the Issuing Entity, in its indirect capacity as the Exchange Noteholder, in any Transaction Unit, the party discovering such breach shall give prompt written notice thereof to the other parties. If the Seller (i) has knowledge of a breach of a representation or warranty made in Section 2.3(b), (ii) receives notice from the Depositor, the Issuing Entity, the Owner Trustee or the Indenture Trustee of a breach of a representation or warranty made in Section 2.3(b), (iii) receives a Reallocation Request from the Owner Trustee or the Indenture Trustee for a Unit or (iv) receives a Review Report that indicates a Test Fail for a Transaction Unit, then, in each case, the Seller will (or cause World Omni to) investigate the Transaction Unit to confirm the breach and determine if the breach materially and adversely affects the interests of the Issuing Entity, in its indirect capacity as the Exchange Noteholder. None of the Titling Trust, the Titling Trustee, the Titling Trustee Agent, the Closed-End Collateral Agent, the Initial Beneficiary, the Servicer, the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Asset Representations Reviewer or the Administrator will have an obligation to investigate whether a breach of any representation or warranty has occurred or whether any Transaction Unit is required to be reallocated under this Section 2.3(c). If the Seller does not correct or cure such breach prior to the end of the Collection Period after the date that the Seller had knowledge or was notified of such breach, then the Seller shall direct the Closed-End Administrative Agent and the Servicer to reallocate the noncompliant Closed-End Units from the 2021-A Reference Pool to the Warehouse Facility Pool or an Unencumbered Reference Pool on the Closed-End Exchange Note Payment Date following the end of such Closed-End EN Collection Period. In consideration for such reallocation, the Seller shall be required to deposit an amount equal to the Securitization Value of such noncompliant Closed-End Units into the Exchange Note Collection Account as of the end of the Closed-End EN Collection Period preceding such Closed-End Exchange Note Payment Date prior to 11 a.m., New York City time, on the Business Day preceding such Closed-End Exchange Note Payment Date, in order for the Closed-End Administrative Agent to apply such amount to the payment of principal of the Exchange Note. It is understood and agreed that the obligation of the Seller to deposit such amount (the “Repurchase Payment”) relating to the Closed-End Lease as to which such a breach has occurred and is continuing as described above shall constitute the sole remedy respecting such breach available to the Buyer and any other Person. None of the Servicer, the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Titling Trustee, the Closed-End Collateral Agent, the Closed-End Administrative Agent, the Asset Representations Reviewer, the Seller, the Depositor or the Administrator will have an obligation to investigate whether a breach or other event has occurred that would require the reallocation of any Transaction Unit under this Section 2.3(c) or whether any Transaction Unit is required to be reallocated under this Section 2.3(c).

(d)         Dispute Resolution.

(i)           Referral to Dispute Resolution. If the Issuing Entity, the Owner Trustee (acting at the direction of a Certificateholder), the Indenture Trustee, a Noteholder or a Note Owner (the “Requesting Party”) requests that the Seller reallocate a Transaction Unit pursuant to Section 2.3(c) due to an alleged breach of a representation and warranty in Section 2.3(b) (which reallocation request shall provide sufficient detail so as to allow the Seller to reasonably investigate the alleged breach of the representations and warranties in Section 2.3(b); provided that with respect to a reallocation request from a Noteholder or a Note Owner, such reallocation request shall initially be provided to the Indenture Trustee) (each, a “Reallocation Request”), and the Reallocation Request has not been resolved, the alleged breach has not otherwise been cured or the related Transaction Unit has not otherwise been reallocated, paid-off or otherwise satisfied, within 180 days of the receipt of notice of the Reallocation Request by or on behalf of the Seller, the Requesting Party may refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration by filing in accordance with ADR Rules and providing a notice to the Seller. The Requesting Party must start the mediation (including non-binding arbitration) or arbitration proceeding according to the ADR Rules of the ADR Organization within 90 days after the end of the 180-day period. The Seller agrees to participate in the dispute resolution method selected by the Requesting Party. However, if the Transaction Unit subject to a Reallocation Request was part of a Review and the Review Report states no Test Fails for the Transaction Unit, the Reallocation Request for the Transaction Unit will be deemed to have been resolved.

(ii)          Mediation. If the Requesting Party selects mediation for dispute resolution:

(A)       The mediation will be administered by the ADR Organization using its ADR Rules. However, if any ADR Rules are inconsistent with the procedures for mediation stated in this Section 2.3(d), the procedures in this Section 2.3(d) will control.

(B)        A single mediator will be selected by the ADR Organization from a list of neutral mediators maintained by it according to the ADR Rules. The mediator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

(C)        The mediation will start within 15 days after the selection of the mediator and conclude within 30 days after the start of the mediation.

(D)        Expenses of the mediation will be allocated among the parties as mutually agreed by them as part of the mediation.

(E)        If the parties fail to agree at the completion of the mediation, the Requesting Party may refer the Reallocation Request to binding arbitration under this Section 2.3(d) or may seek adjudication of the Reallocation Request in court.

(iii)         Binding Arbitration. If the Requesting Party selects arbitration for dispute resolution:

(A)       The arbitration will be administered by the ADR Organization using its ADR Rules. However, if any ADR Rules are inconsistent with the procedures for arbitration stated in this Section 2.3(d), the procedures in this Section 2.3(d) will control.

(B)        A single arbitrator will be selected by the ADR Organization from a list of neutral arbitrators maintained by it according to the ADR Rules. The arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters. The arbitrator will be independent and impartial and will comply with the Code of Ethics for Arbitrators in Commercial Disputes in effect at the time of the arbitration. Before accepting an appointment, the arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the proceedings within the stated time schedule. The arbitrator may be removed by the ADR Organization for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

(C)        The arbitrator will have the authority to schedule, hear and determine any motions, including dispositive and discovery motions, according to New York law, and will do so at the motion of any party. Discovery will be completed within 30 days of selection of the arbitrator and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions. However, the arbitrator may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary. Briefs will be limited to no more than ten pages each, and will be limited to initial statements of the case, motions and a pre-hearing brief. The evidentiary hearing on the merits will start no later than 60 days after selection of the arbitrator and will proceed for no more than six consecutive Business Days with equal time allocated to each party for the presentation of evidence and cross examination. The arbitrator may allow additional time for discovery and hearings on a showing of good cause or due to unavoidable delays.

(D)       The arbitrator will make its final determination no later than 90 days after its selection. The arbitrator will resolve the dispute according to the terms of this Agreement and the other Transaction Documents, and may not modify or change this Agreement or the other Transaction Documents in any way or award remedies not consistent with the Transaction Documents. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by them. In its final determination, the arbitrator will determine and award the expenses of the arbitration (including filing fees, the fees of the arbitrator, expense of any record or transcript of the arbitration and administrative fees) to the parties in its reasonable discretion; provided, that, notwithstanding any other provision of this Agreement or any other document, under no circumstances whatsoever will the Owner Trustee be liable for any such costs, expenses, and/or liabilities that could be allocated to a Certificateholder as the Requesting Party. The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties. The determination will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or State law, and may be entered and enforced in any court of competent jurisdiction over the parties and the matter.

(E)        By selecting binding arbitration, the Requesting Party is giving up the right to sue in court, including the right to a trial by jury.

(F)        The Requesting Party may not bring a putative or certificated class action to arbitration. If this waiver of class action rights is found to be unenforceable for any reason, the Requesting Party agrees that it will bring its claims in a court of competent jurisdiction.

(iv)          Additional Conditions. For each mediation or arbitration:

(A)       Any mediation or arbitration will be held in New York, New York at the offices of the mediator or arbitrator or, if mediation or arbitration in New York, New York at the offices of the mediator or arbitrator is unavailable, the mediator or arbitrator will select another location in a major metropolitan area in the continental United States. Any party or witness may participate by teleconference or video conference.

(B)       The Seller and the Requesting Party will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, if such relief is available by law.

(v)        The Seller will not be required to produce Personally Identifiable Information for purposes of any mediation or arbitration. The existence and details of any unresolved Reallocation Request, any informal meetings, mediations or arbitration proceedings, the nature and amount of any relief sought or granted, any offers or statements made and any discovery taken in the proceeding will be confidential, privileged and inadmissible for any purpose in any other mediation, arbitration, litigation or other proceeding. The parties will keep this information confidential and will not disclose or discuss it with any third party (other than a party’s attorneys, experts, accountants and other advisors, as reasonably required in connection with the mediation or arbitration proceeding under this Section 2.3), except as required by law, regulatory requirement or court order. If a party to a mediation or arbitration proceeding receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for confidential information of the other party to the mediation or arbitration proceeding, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its confidential information. Nothing in this Section 2.3(d) shall prevent the Noteholders or Note Owners from exercising their rights under Section 7.2(e) of the Indenture or the Servicer or the Depositor from complying with its disclosure requirements under Item 1121 of Regulation AB.

(e)          Perfection Representations. The representations, warranties and covenants set forth on Schedule I hereto shall be a part of this Agreement for all purposes. Notwithstanding any other provision of this Agreement or any other Transaction Document, the perfection representations contained in Schedule I shall be continuing, and remain in full force and effect until such time as all obligations under the Indenture have been finally and fully paid and performed. The parties to this Agreement: (i) shall not waive any of the perfection representations contained in Schedule I; (ii) shall provide the Rating Agencies with prompt written notice of any breach of perfection representations contained in Schedule I; and (iii) shall not waive a breach of any of the perfection representations contained in Schedule I.

Section 2.4      Protection of Title.

(a)            Filings. The Seller shall file such financing statements and cause to be filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Buyer under this Agreement in the Exchange Note. The Seller shall deliver (or cause to be delivered) to the Buyer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b)          Name Change. The Seller shall not change its name, identity or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller in accordance with Section 2.4(a) “seriously misleading” within the meaning of Section 9-506, 9-507 and 9-508 of the UCC, unless it shall have given the Buyer at least 30 days’ prior written notice thereof and shall have taken all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not possible to take such action in advance) reasonably necessary or advisable in the opinion of the Buyer to amend all previously filed financing statements or continuation statements described in Section 2.4(a).

(c)           Sales Tax. All sales, property, use, transfer or other similar taxes due and payable upon the purchase of the Exchange Note by the Buyer will be paid or provided for by the Seller.

(d)            Executive Office; Maintenance of Offices. The Seller shall give the Buyer at least 10 days’ prior written notice of any change of location of the Seller for purposes of Section 9-307 of the UCC and shall have taken all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not possible to take such action in advance) reasonably necessary or advisable in the opinion of the Buyer to amend all previously filed financing statements or continuation statements described in Section 2.4(a). The Seller shall at all times maintain each office from which it services Titling Trust Assets and its principal executive office within the United States of America.

Section 2.5      Other Adverse Claims or Interests. Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, the Seller shall not sell, pledge, assign or transfer the Exchange Note to any other Person, or grant, create, incur, assume or suffer to exist any Adverse Claim on any interest therein, and the Seller shall defend the right, title and interest of the Buyer in, to and under the Exchange Note against all claims of third parties claiming through or under the Seller.

Article III

MISCELLANEOUS

Section 3.1      Transfers Intended as Sale; Security Interest.

(a)            Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sale and contribution rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. The sale and contribution of the Exchange Note shall be reflected on the Seller’s balance sheet and other financial statements as a sale and contribution of assets by the Seller. The sales and contributions by the Seller of the Exchange Note shall be without recourse to, or representation or warranty (express or implied) by, the Seller, except as otherwise specifically provided herein. The limited rights of recourse specified herein against the Seller are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectibility of underlying indebtedness, and therefore are intended to be consistent with warranties ordinarily given by a seller of goods under Article 2 of the UCC.

(b)            Notwithstanding the foregoing, in the event that the Exchange Note is held to be property of the Seller, or if for any reason this Agreement is held or deemed to create a security interest in the Exchange Note, then it is intended that:

(i)            This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

(ii)           The conveyance provided for in Section 2.1 shall be deemed to be a grant by the Seller to the Buyer of a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Exchange Note, to secure the performance of the obligations of the Seller hereunder;

(iii)          The possession by the Buyer or its agent of the Exchange Note shall be deemed to be “possession by the secured party” or possession by the purchaser or a person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

(iv)         Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Buyer for the purpose of perfecting such security interest under applicable law.

Section 3.2      Specific Performance. Either party may enforce specific performance of this Agreement.

Section 3.3    Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication or electronic mail) and shall be personally delivered or sent by certified mail, postage prepaid, or by facsimile or by electronic mail (if designated by a party to the other parties), to the intended party at the address, facsimile number or electronic mail address of such party set forth under its name on the signature pages hereof or at such other address, facsimile number or electronic mail address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (a) if personally delivered or sent by electronic mail, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, and (d) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means. Notwithstanding the foregoing, with the consent of the appropriate party to this Agreement, the obligations of World Omni and any Affiliate of World Omni to deliver or provide any demand, delivery, notice, communication or instruction to such party other than a Noteholder shall be satisfied by World Omni or such Affiliate, as the case may be, making such demand, delivery, notice, communication or instruction available at https://via.intralinks.com/, or such other website or distribution service or provider as World Omni or such Affiliate, as applicable, shall designate by written notice to the other parties hereto.

Section 3.4    Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 3.5      Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Each of the parties agree that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by DocuSign or any other digital signature provider) appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Agreement and such other documents may be made by facsimile, email or other electronic transmission.

Section 3.6      Amendment.

(a)      Any term or provision of this Agreement may be amended by the parties hereto without the consent of the Indenture Trustee, any Noteholder, the Issuing Entity or the Owner Trustee; provided that (i) any amendment that materially and adversely affects the interests of the Noteholders shall require the consent of Noteholders evidencing not less than a majority of the aggregate outstanding principal amount of the Outstanding Notes, voting as a single class, and (ii) any amendment that materially and adversely affects the interests of the Certificateholders, the Indenture Trustee or the Owner Trustee shall require the prior written consent of the Persons whose interests are materially and adversely affected. An amendment shall be deemed not to materially and adversely affect the interests of the Noteholders if the Rating Agency Condition is satisfied with respect to such amendment. The consent of the Certificateholders, the Indenture Trustee or the Owner Trustee shall be deemed to have been given if the Servicer does not receive a written objection from such Person within 10 Business Days after a written request for such consent shall have been given.

(b)      Notwithstanding the foregoing, no amendment shall (i) reduce the interest rate or principal amount of any Note, or delay the Final Scheduled Payment Date of any Note without the consent of the Holder of such Note, or (ii) reduce the percentage of the aggregate outstanding principal amount of the Outstanding Notes, the Holders of which are required to consent to any matter without the consent of the Holders of at least the percentage of the aggregate outstanding principal amount of the Outstanding Notes which were required to consent to such matter before giving effect to such amendment.

(c)      Notwithstanding anything herein to the contrary, any term or provision of this Agreement may be amended by the parties hereto without the consent of any of the Noteholders or any other Person to add, modify or eliminate any provisions as may be necessary or advisable in order to comply with or obtain more favorable treatment under or with respect to any law or regulation or any accounting rule or principle (whether now or in the future in effect); it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied.

(d)      It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed amendment, but it shall be sufficient if such Person consents to the substance thereof.

(e)      Prior to the execution of any amendment to this Agreement, the Buyer shall provide each Rating Agency with written notice of the substance of such amendment. No later than 10 Business Days after the execution of any amendment to this Agreement, the Buyer shall furnish a copy of such amendment to each Rating Agency, the Issuing Entity, the Owner Trustee and the Indenture Trustee.

(f)       Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied.

Section 3.7      Waivers. No failure or delay on the part of the Buyer, the Servicer, the Seller, the Issuing Entity or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Buyer or the Seller in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Buyer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

Section 3.8    Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

Section 3.9    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 3.10     Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Buyer and the Seller and their respective successors and permitted assigns. The Seller may not assign any of its rights hereunder or any interest herein without the prior written consent of the Buyer, except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

Section 3.11      Acknowledgment and Agreement. By execution below, the Seller expressly acknowledges and consents to the sale of the Exchange Note and the assignment of all rights and obligations of the Seller related thereto by the Buyer to the Issuing Entity pursuant to the Exchange Note Transfer Agreement and the mortgage, pledge, assignment and grant of a security interest in the Exchange Note by the Issuing Entity to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders. In addition, the Seller hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have the right to exercise all powers, privileges and claims of the Buyer under this Agreement.

Section 3.12      No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 3.13     Nonpetition Covenant. With respect to each Bankruptcy Remote Party, each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations under each Financing (i) no party hereto shall authorize such Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. Each of the parties hereto agrees that, prior to the date which is one year and one day after the payment in full of all obligations under each Financing, it will not institute against, or join any other Person in instituting against, any Bankruptcy Remote Party an action in bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceeding under the laws of the United States or any State of the United States.

Section 3.14      Each Exchange Note Separate; Assignees of Exchange Note. Each party hereto acknowledges and agrees (and each holder or pledgee of the Exchange Note, by virtue of its acceptance of such Exchange Note or pledge thereof acknowledges and agrees) that (a) the Closed-End Collateral Specified Interest is a separate series of the Titling Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., (b) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to (i) the Exchange Note or the related 2021-A Reference Pool shall be enforceable against such Reference Pool only and not against any Other Reference Pool or the Warehouse Facility Pool or any Unencumbered Reference Pool and (ii) any Other Exchange Note, any Other Reference Pool, the Warehouse Facility Pool or any Unencumbered Reference Pool shall be enforceable against such Other Exchange Note, Other Reference Pools, the Warehouse Facility Pool or Unencumbered Reference Pool only, as applicable, and not against the Exchange Note or any Closed-End Units included in the 2021-A Reference Pool, (c) except to the extent required by law, the Closed-End Units included in the Warehouse Facility Pool, Closed-End Units included in any Unencumbered Reference Pool or Closed-End Units included in any Other Reference Pool with respect to any Other Exchange Note (other than the Exchange Note transferred hereunder which is related to the 2021-A Reference Pool) shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Exchange Note in respect of such claim, (d) no creditor or holder of a claim relating to (i) the Exchange Note or the related 2021-A Reference Pool shall be entitled to maintain any action against or recover any assets allocated to any Other Reference Pool, the Warehouse Facility Pool, any Unencumbered Reference Pool or any Other Exchange Note or the assets allocated thereto, and (ii) any Other Reference Pool, the Warehouse Facility Pool, any Unencumbered Reference Pool or any Other Exchange Note other than the Exchange Note related to the 2021-A Reference Pool shall be entitled to maintain any action against or recover any assets allocated to the 2021-A Reference Pool, and (e) any purchaser, assignee or pledgee of an interest in the 2021-A Reference Pool or, the Exchange Note, must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Titling Trust a non-petition covenant substantially similar to that set forth in Section 11.10 of the Titling Trust Agreement, and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of any Other Exchange Note to release all claims to the assets of the Titling Trust allocated to the Warehouse Facility Pool, any Unencumbered Reference Pool and each Other Reference Pool and, in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Titling Trust allocated to the Warehouse Facility Pool, any Unencumbered Reference Pool and each Other Reference Pool. Pursuant to Section 3.1(a) of the Intercreditor Agreement, on the date hereof, each party hereto shall enter into a Joinder Agreement to the Intercreditor Agreement as a new Interest Holder, and shall deliver an executed copy of such Joinder Agreement to each party to the Intercreditor Agreement.

Section 3.15      Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a)        submits for itself and its property in any legal action or proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)        consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)        agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 3.3 of this Agreement;

(d)        agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)        to the extent permitted by applicable law, waives all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

AUTO LEASE FINANCE LLC

By:	/s/ Ronald J. Virtue
Name:	Ronald J. Virtue
Title:	Assistant Treasurer

Address:

250 Jim Moran Blvd. Deerfield Beach, Florida 33442 Telephone: (954) 429-2900 Telecopy: (954) 429-2685

WORLD OMNI AUTO LEASING LLC

By:	/s/ Ronald J. Virtue
Name:	Ronald J. Virtue
Title:	Assistant Treasurer

Address:

250 Jim Moran Blvd. Deerfield Beach, Florida 33442 Telephone: (954) 429-2900 Telecopy: (954) 429-2685

SCHEDULE I

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Exchange Note Sale Agreement, the Seller hereby represents, warrants, and covenants to the Buyer as follows on the Closing Date:

1.             The Exchange Note Sale Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Exchange Note in favor of the Buyer, which security interest is prior to all other Adverse Claims and is enforceable as such as against creditors of and purchasers from the Seller.

2.             The Exchange Note constitutes a “general intangible,” “instrument,” “certificated security,” or “tangible chattel paper,” within the meaning of the applicable UCC.

3.             The Seller owns and has good and marketable title to the Exchange Note free and clear of any Adverse Claim, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Adverse Claim attaches is not impaired during the pendency of such proceeding.

4.             The Seller has received all consents and approvals to the sale of the Exchange Note hereunder to the Buyer required by the terms of the Exchange Note to the extent that it constitutes an instrument or a payment intangible.

5.             The Seller has received all consents and approvals required by the terms of the Exchange Note, to the extent that it constitutes a securities entitlement, certificated security or uncertificated security, to the transfer to the Buyer of its interest and rights in the Exchange Note hereunder.

6.             The Seller has caused or will have caused, within ten days after the effective date of the Exchange Note Sale Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Exchange Note from the Seller to the Buyer and the security interest in the Exchange Note granted to the Buyer hereunder.

7.             To the extent that the Exchange Note constitutes an instrument or tangible chattel paper, all original executed copies of each such instrument or tangible chattel paper have been delivered to the Buyer.

Sch. I-1

8.            Other than the transfer of the Exchange Note from the Seller to the Buyer under the Exchange Note Sale Agreement and from the Buyer to the Issuing Entity under the Exchange Note Transfer Agreement and the security interest granted to the Indenture Trustee pursuant to the Indenture, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Exchange Note. The Seller has not authorized the filing of, nor is aware of, any financing statements against the Seller that include a description of collateral covering the Exchange Note other than any financing statement relating to any security interest granted pursuant to the Transaction Documents or that has been terminated.

9.            No instrument or tangible chattel paper that constitutes or evidences the Exchange Note has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

Sch. I-2